SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 20, 2005
(Date of Report)
(Date of earliest event reported)

ONYX SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-25361	91-1629814
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including Zip Code)

(425) 451-8060

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

     Item 1.01. Entry into a Material Definitive Agreement.

     Amendment of Employment Agreement with CEO

     On January 20, 2005, Onyx Software Corporation, or Onyx, amended its employment agreement with its Chief Executive Officer, Janice P. Anderson. The amendment provides that Ms. Anderson shall receive her nonqualified stock option grant exercisable for 135,000 shares of Onyx’s common stock on January 20, 2005 rather than June 7, 2005 as contemplated by the original agreement, dated as of June 7, 2004. All other terms and conditions of the original agreement remain in effect.

     Stock Option Agreement with CEO

     On January 20, 2005, and pursuant to the amendment of Ms. Anderson’s employment agreement, Onyx and Ms. Anderson entered into a stock option agreement granting Ms. Anderson an option to purchase 135,000 shares of Onyx’s common stock at an exercise price of $3.365 per share. The option vests and becomes exercisable over four years, at a rate of 2.0833% per month, commencing February 20, 2005, with the result that the Option shall be fully vested and exercisable by January 20, 2009. The agreement provides that the option’s vesting will be accelerated upon the earlier to occur of various qualifying employment termination events, her death or disability, and a sale of Onyx or its liquidation or dissolution. The option is exercisable in whole or in part for a period of ten years from January 20, 2005 or within shorter periods following the occurrence of the various option acceleration events described above.

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Resignation of Director.

     Effective as of January 26, 2005, H. Raymond Bingham resigned from Onyx’s Board of Directors due to other commitments. Mr. Bingham’s resignation was not the result of any disagreement between Onyx and Mr. Bingham on any matter relating to Onyx’s operations, policies or practices.

     Item 9.01. Financial Statements and Exhibits.

     (c)   Exhibits.

10.1	First Amendment to Employment Agreement by and between Onyx Software Corporation and Janice P. Anderson, dated as of January 20, 2005

10.2	Stock Option Agreement by and between Onyx Software Corporation and Janice P. Anderson, dated as of January 20, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Date: January 26, 2005	By:	/s/ Brian C. Henry

	Name:	Brian C. Henry
	Its:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	First Amendment to Employment Agreement by and between Onyx Software Corporation and Janice P. Anderson, dated as of January 20, 2005

10.2	Stock Option Agreement by and between Onyx Software Corporation and Janice P. Anderson, dated as of January 20, 2005